UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia		30107
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 8, 2019, Chart Industries, Inc., a Delaware corporation (“Chart”), E&C FinFan, Inc., a Delaware corporation and a wholly-owned subsidiary of Chart (the “Acquiror”), and Harsco Corporation, a Delaware corporation (“Harsco”), entered into an asset purchase agreement (the “Purchase Agreement”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the Acquiror will acquire Harsco’s Industrial Air-X-Changers business (the “Business”) for a purchase price of $592 million in cash, subject to a post-closing purchase price adjustment with respect to working capital (the “Acquisition”). Chart is a guarantor of all of the Acquiror’s obligations under the Purchase Agreement.

The Purchase Agreement provides for customary representations, warranties and covenants, including, among others, that (i) Harsco shall operate the Business in the ordinary course until the consummation of the Acquisition, (ii) each party shall use its reasonable best efforts to consummate the Acquisition, (iii) each party shall comply with certain customary non-competition and non-solicitation restrictions in operating its business following the consummation of the Acquisition and (iv) each party shall provide certain customary post-closing indemnification to the other.

The Purchase Agreement also contains customary termination provisions in favor of each party and, subject to certain limitations set forth therein, may be terminated by either the Acquiror or Harsco if the Acquisition has not been consummated on or before February 8, 2020 (which date is subject to extension to May 8, 2020 by either the Acquiror or Harsco in the event that all closing conditions are met, or are capable of being met upon consummation of the Acquisition, other than the expiration of the applicable waiting period under (or removal of any order under) the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).

The Acquisition is expected to be completed in the second quarter of 2019, subject to the satisfaction of certain customary closing conditions and regulatory requirements, including the expiration of the applicable waiting period under the HSR Act. The Acquiror’s obligation to consummate the Acquisition is not subject to any condition related to the availability of financing.

The foregoing summary of the Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been included to provide investors with information regarding its terms and is not intended to provide any financial or other factual information about Harsco, Chart or the Acquiror.

The Purchase Agreement contains representations and warranties that each party thereto made to and solely for the benefit of each other party thereto as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties thereto in connection with negotiating the terms of the Purchase Agreement or contained in schedules or other supplemental materials thereto. Such schedules and supplemental materials may contain information that modifies, qualifies or creates exceptions to the representations and warranties set forth in the Purchase Agreement. Some of those representations and warranties (1) may be subject to a contractual standard of materiality different from that generally applicable to stockholders or (2) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as fact. Moreover, information concerning the subject matter of the representations, warranties and covenants set forth in the Purchase Agreement may change after the date thereof, which subsequent information may or may not be fully reflected in public disclosures by Chart. Accordingly, investors should read the representations, warranties and covenants in the Purchase Agreement not in isolation but only in conjunction with the other information about Chart and its subsidiaries that Chart includes in reports, statements and other filings it makes with the Securities and Exchange Commission.

Debt Commitment Letter

In connection with the Purchase Agreement, on May 8, 2019, Chart also entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (the “Commitment Party”). The Commitment Letter provides that the Commitment Party will commit to (i) provide to Chart up to $450 million in new term loan financing and (ii) backstop Chart’s currently existing revolving credit facility up to $550 million.

Item 7.01	Regulation FD Disclosure.

On May 9, 2019, Chart issued a press release announcing the execution of the Purchase Agreement. A copy of Chart’s press release is furnished as Exhibit 99.1. On May 9, 2019, Chart also gave an investor presentation regarding the transactions contemplated by the Purchase Agreement. A copy of Chart’s investor presentation is furnished as Exhibit 99.2.

All information in the press release and investor presentation is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Chart specifically incorporates it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of May 8, 2019, by and among Chart Industries, Inc., E&C FinFan, Inc. and Harsco Corporation.

99.1	Press release issued by Chart, dated as of May 9, 2019, announcing its entry into a definitive agreement to purchase certain assets from Harsco Corporation.

99.2	Investor presentation made available by Chart, dated as of May 9, 2019, regarding its entry into a definitive agreement to purchase certain assets from Harsco Corporation.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Chart agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: May 9, 2019

	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer